UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2010

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53960	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

The Board of Directors of Cole Credit Property Trust III, Inc. (which may be referred to as the “Registrant,” the “Company,” “we,” “our,” and “us”) has authorized a daily distribution, based on 365 days in the calendar year, of $0.001781016 per share (which equates to approximately 6.50% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on January 1, 2011 and ending on March 31, 2011. The payment date for each of the daily distributions of the period commencing on January 1, 2011 and ending on January 31, 2011 will be in February 2011. The payment date for each of the daily distributions of the period commencing on February 1, 2011 and ending February 28, 2011 will be in March 2011. The payment date for each of the daily distributions of the period commencing on March 1, 2011 and ending on March 31, 2011 will be in April 2011.

A copy of the letter that the Company will be sending to financial advisors, which explains the rationale for the Board of Directors' decision, is attached.  Such letter, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

99.1 Cole Credit Property Trust III, Inc. letter to financial advisors.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 15, 2010	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Vice President of Accounting